Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Wayside Technology Group, Inc. and Subsidiaries

Eatontown, New Jersey

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2020, relating to the consolidated financial statements and financial statement schedule of Wayside Technology Group, Inc. and Subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/BDO USA, LLP

Woodbridge, New Jersey

April 14, 2020